AON plc GLOBAL SHARE PURCHASE PLAN

SECTION 1
General

Aon Corporation, a Delaware corporation (“Aon”), originally established the Plan (formerly known as the Aon Corporation 2011 Employee Stock Purchase Plan) effective July 1, 2011 to assist eligible employees of Aon and its participating subsidiaries in acquiring a stock ownership interest in Aon. Aon was reorganized (the “Reorganization”) effective April 2, 2012 and, as a result of the Reorganization, Aon became a subsidiary of the Company and each share of common stock of Aon was converted into one Class A Ordinary Share of the Company. The Plan was amended effective April 2, 2012 to reflect the Reorganization. Sponsorship of the Plan was transferred from Aon to the Company pursuant to a Deed of Assumption (the “Deed of Assumption”) entered into by Aon and the Company on April 2, 2012 to effectuate the assignment by Aon to the Company and the Company’s assumption and adoption of all of Aon’s rights and obligations under the Plan. The Plan was then amended and restated effective July 1, 2013, to reflect the April 2, 2012 amendment, the transfer of sponsorship to the Company, and the further amendment of the Plan to enable participation by employees of the Company and its affiliates who are not citizens or residents of the United States. The Plan was then amended effective November 17, 2017, to provide the Committee with flexibility to determine the discounted share price applicable under the Plan. This amendment and restatement of the Plan effective January 1, 2021 shall extend the term of the Plan through November 20, 2030, and modify certain terms and conditions affecting the operation and administration of the Plan. As amended and restated, the continued intent of the Plan shall be (i) to assist eligible employees of the Company and its Participating Subsidiaries and Participating Affiliates in acquiring a stock ownership interest in the Company, (ii) to help such employees provide for their future security, and (iii) to encourage such employees to remain in the employment of the Company and its Participating Subsidiaries and Participating Affiliates.

The Plan includes two components: (a) a component intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “423 Component”), the provisions of which shall be construed so as to extend and limit participation in a uniform and nondiscriminatory manner consistent with the requirements of Code Section 423; and (b) a component that does not qualify as an “employee stock purchase plan” under Code Section 423 (the “Non-423 Component”), under which options shall be granted pursuant to rules, procedures or sub-plans adopted by the Committee designed to achieve tax, securities laws or other objectives for Eligible Employees, the Company and its Participating Subsidiaries and Participating Affiliates. Except as otherwise provided in the Plan, the Non-423 Component shall operate and be administered in the same manner as the 423 Component.

SECTION 2
Defined Terms

The meaning of capitalized terms used in the Plan are set forth below if not otherwise defined in the text of the Plan.

(a)“Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls, or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing (which, for avoidance of doubt, shall include any Subsidiary).

(b)“Board” means the Board of Directors of the Company or its delegate.

(c)“Code” means the Internal Revenue Code of 1986, as amended.

(d)“Committee” means the Organization and Compensation Committee of the Board of Directors of the Company.

(e)“Company” means Aon plc, a public limited company incorporated under Irish law.

(f)“Date of Exercise” means the date as of which an Option is exercised and the Stock subject to that Option is purchased. With respect to any Option, the Date of Exercise is the last day on which Stock is traded on the New York Stock Exchange during the Option Period in which that Option was granted.

(g)“Date of Grant” means the date as of which an Option is granted, as set forth in Section 4.1(a).

(h)“Eligible Compensation” means the following types of earnings paid to an Eligible Employee for his or her service on behalf of the Company or a Participating Subsidiary or Participating Affiliate: (i) salary and fixed-based compensation, including compensation for overtime; (ii) bonuses paid pursuant to periodic individual performance appraisals and formal contractual bonus programs, but excluding other bonus and miscellaneous income; and (iii) net commission, renewal and override compensation (but excluding deferred commission payments). The Committee shall have the discretion to determine the application of this definition to Participants outside the United States, provided, however, that such discretion shall be exercised on a uniform and nondiscriminatory basis for Participants in the 423 Component.

(i)“Eligible Employee” means any regular employee of the Company or a Participating Subsidiary or Participating Affiliate who, unless the Committee determines otherwise prior to an Option Period, meets the following criteria: (i) the employee does not, immediately after the Option is granted, own (within the meaning of Code Section 423(b)(3) and 424(d)) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of a Subsidiary;
(ii) the employee has completed one (1) year of employment for the Company or a Subsidiary or Affiliate; and (iii) the employee’s customary employment is twenty (20) hours or more a week. For purposes of this Plan, “employee” means any individual in an employee-employer relationship with the Company or a Participating Subsidiary or Participating Affiliate, but excluding (a) any independent contractor, (b) any consultant,

(c)any individual performing services for the Company or a Participating Subsidiary or Participating Affiliate who has entered into an independent contractor or consultant agreement with the Company or a Participating Subsidiary or Participating Affiliate,
a.any individual performing services for the Company or a Participating Subsidiary or Participating Affiliate under an independent contractor or consultant agreement, a purchase order, a supplier agreement, or any other agreement that the Company or a Participating Subsidiary or Participating Affiliate enters into for services, (e) any individual whose base wage or salary is not processed by the Payroll Department(s) of the Company or a Participating Subsidiary or Participating Affiliate, and (g) any “leased employee” as defined in Code Section 414(n). For purposes of the Plan and participation in any Option Period, an individual shall be an “employee” of or be “employed” by the Company or a Participating Subsidiary or Participating Affiliate for any Option Period only if such individual is treated by the Company or such Participating Subsidiary or Participating Affiliate as its employee, including, in the case of the 423 Component, for purposes of employment taxes and wage withholding for federal income taxes at the relevant time for enrollment in such Option Period.

i.“Option” means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

ii.“Option Period” means with respect to any Option the period beginning upon the Date of Grant and ending on the last day of the sixth month of such period, or ending on such other date as the Committee shall determine. No Option Period may exceed twenty-seven (27) months from the Date of Grant.

iii.“Option Price” with respect to any Option has the meaning set forth in Section 5.1(b).

iv.“Participant” means an Eligible Employee who has complied with the provisions of Section 4.1(b).

v.“Participating Affiliate” means any Affiliate that the Committee from time to time designates to be eligible to participate in the Non-423 Component, and that elects to participate in the Non-423 Component.

vi.“Participating Subsidiary” means any Subsidiary that the Committee from time to time designates to be eligible to participate in the 423 Component, and that elects to participate in the 423 Component.

vii.“Periodic Deposit Account” means the account established and maintained by the Company to which shall be credited pursuant to Section 4.1(c) amounts received from Participants for the purchase of Stock under the Plan.

viii.“Plan” means this Aon plc Global Share Purchase Plan, as may be amended, restated, and supplemented from time to time.

ix.“Plan Year” means the calendar year.

x.“Stock” means Class A Ordinary Shares, par value $0.01 per share, of the Company.

i.“Stock Purchase Account” means the account established and maintained by the Company or its designee to which shall be credited pursuant to Section 5.1(c) Stock purchased upon exercise of an Option under the Plan.

ii.“Subsidiary” means any present or future corporation that would be a “subsidiary corporation” of the Company as that term is defined in Code Section 424.

SECTION 3
Eligibility and Participation

a.Initial Eligibility. Any individual who is an Eligible Employee on the first day of an Option Period shall be eligible to participate in the Option Period commencing on such date, subject to the terms and conditions of the Plan.

b.Leave of Absence. For purposes of participating in the Plan, a Participant on a leave of absence shall be deemed an employee for up to ninety (90) days or, if longer, during the period the Participant’s right to continued employment is guaranteed by contract or statute. If the leave of absence is paid, authorized payroll deductions related to the Plan shall continue. If the leave of absence is unpaid, no deductions shall be permitted during the leave. If such a Participant returns to active status within ninety (90) days or the guaranteed period, as applicable, authorized payroll deductions related to the Plan shall automatically begin anew. If the Participant does not return to active status within ninety (90) days or the guaranteed period, as applicable, the Participant shall be treated as having terminated employment for all purposed under the Plan.

c.Participation. The provisions of the Plan shall be construed so as to extend and limit participation in the 423 Component a manner consistent with the requirements of Code Section 423. To participate in an Option Period, an Eligible Employee must execute and deliver to the Committee’s designee an electronic election to participate and a payroll deduction authorization, each in accordance with the procedures and timing prescribed by, and in a form acceptable to, the Committee. Payroll deductions shall begin on the first day of the Option Period for which a Participant has timely delivered his or her election to participate and payroll deduction authorization and shall end on the applicable end date of the Option Period, unless withdrawn by the Participant or sooner terminated in accordance with Section 6.

d.International Employees and Transfers. Individuals that transfer to the United States, become Eligible Employees of the Company or a Participating Subsidiary and are placed on a U.S. payroll of the Company or a Participating Subsidiary may not participate in an Option Period of the 423 Component that had a start date prior to such transfer. Such Eligible Employees may participate in an Option Period of the 423 Component that begins on or after such transfer date by entering into an electronic election to participate and a payroll deduction authorization for such Option Period of the 423 Component. Individuals that transfer outside the United States, become Eligible Employees of the Company or a Participating Affiliate and are placed on a non-
U.S. payroll of the Company or a Participating Affiliate may not participate in an Option Period of the Non-423 Component that had a start date prior to such transfer. Such Eligible Employees may participate in an Option Period of the Non-423 Component that begins on or after such transfer date by entering into an electronic election to participate and a payroll deduction authorization for such Option Period of the Non-423 Component. A Participant who transfers outside the U.S. and is no longer on a U.S. payroll of the Company or a Participating Subsidiary shall be treated as having terminated participation in the 423 Component. A Participant who transfers to the U.S. and is no longer on a non-U.S. payroll of the Company or a Participating Affiliate shall be treated as having terminated participation in the Non-423 Component. For purposes of this Plan, Puerto Rico payroll is not considered U.S. payroll.

SECTION 4
Offerings, Participation and Payroll Deductions

a.Grant of Options.

i.In General. The Company may grant Options under the Plan to all Eligible Employees on January 1 and/or July 1 of each Plan Year or on such other date as the Committee shall designate; provided, however, that if any such date falls on a date when Stock is not traded on the New York Stock Exchange, then the first date thereafter on which Stock is so traded shall be the date on which the Option is granted. The term of each Option shall end on the last day of the Option Period with respect to which the Option is granted. With respect to each Option Period, each Eligible Employee shall be granted an Option, on the Date of Grant, for as many full and fractional shares of Stock as the Eligible Employee may purchase with up to fifteen (15%) of the Eligible Compensation he or she receives during the Option Period (or during any portion of the Option Period as the Eligible Employee may elect to participate); provided, however, that no Eligible Employee shall be permitted to purchase in excess of twenty-five thousand dollars ($25,000) in fair market value of Stock (determined by reference to the closing price of a share of Stock as quoted on the New York Stock Exchange on the Date of Grant) in any Option Period. The Committee shall have the discretion to impose a reduced limitation on appropriate notice in advance of any Option Period.

ii.Election to Participate. Each Eligible Employee who elects to participate in the Plan shall communicate to the Company, in accordance with procedures established by the Committee, including Section 3.3, an election to participate in the Plan whereby the Eligible Employee designates a stated whole percentage equaling at least one percent (1%), but no more than fifteen percent (15%), of his or her Eligible Compensation during the Option Period to be deposited periodically in his or her Periodic Deposit Account under Section 4.1(c). The cumulative amount deposited in the Periodic Deposit Account during an Option Period with respect to any Eligible Employee may not exceed the limitation stated in Section 4.1(a). A Participant’s election to participate in the Plan shall continue in effect during the current and subsequent Option Periods until changed pursuant to Section 6.

iii.Periodic Deposit Accounts. The Company shall maintain a Periodic Deposit Account for each Participant and shall credit to that account in U.S. dollars or the currency in which the employee is paid, as determined by the Committee, all amounts received under the Plan from the Participant. No interest shall be paid to any Participant or credited to his or her Periodic Deposit Account under the Plan with respect to such funds, unless otherwise required by the laws of the jurisdiction where the payroll deductions or other contributions are made, as determined by the Committee. Subject to the limitation in Section 4.1(d), all amounts credited to a Participant’s Periodic Deposit Account shall be used to purchase Stock under Section 5.1; provided, however, a Participant’s Periodic Deposit Account shall be refunded to him or her on receipt by the Company prior to a Date of Exercise in accordance with procedures established by the Company, of a Participant’s request for such a refund. Credits to an Eligible Employee’s Periodic Deposit Account shall be made by payroll deduction or by other alternate payment arrangements, in accordance with rules and procedures established by the Committee. An Eligible Employee may eliminate the periodic credits to his or her Periodic Deposit Account for future periods by filing a new election amount at any time during an Option Period. The change shall become effective in accordance with the Committee’s rules and procedures as soon as practicable after the Company receives the election, but the change shall not affect the amounts deposited with respect to Eligible Compensation sooner than the Eligible Compensation payable with respect to the next pay period after the Company receives the authorization.

i.Purchase Limitation. No Eligible Employee shall be permitted to purchase Stock pursuant to an Option under the 423 Component or an option under any other employee stock purchase plan of the Company or of any Subsidiary which is intended to qualify under Code Section 423, at a rate which exceeds twenty-five thousand dollars ($25,000) in fair market value of Stock (determined by reference to the closing price of a share of Stock as quoted on the New York Stock Exchange on the date on which the option is granted) for each calendar year in which any option granted to the Eligible Employee is outstanding at any time.

ii.Equal Rights. Each Participant who is granted an Option during an Option Period under the 423 Component shall have the same rights and privileges, consistent with the requirements set forth in Code Section 423.

SECTION 5
Exercise of Option

a.Exercise of Option.

i.In General. Subject to the limitation in Section 4.1(d), on each Date of Exercise, the entire Periodic Deposit Account of each Participant shall be used to purchase at the Option Price whole and/or fractional shares of Stock subject to the Option. Each Participant automatically and without any act on his or her part shall be deemed to have exercised his or her Option on each Date of Exercise to the extent that the amounts then credited to the Participant’s Periodic Deposit Account under the Plan are used to purchase Stock.

ii.Option Price Defined. The Option Price per share of Stock to be paid by each Participant on each exercise of his or her Option shall be an amount in U.S. dollars determined by the Committee that is not less than the lower of (1) eighty-five percent (85%) of the fair market of a share of Stock as of the Date of Grant or (2) eighty- five percent (85%) of the fair market value of a share of Stock as of the Date of Exercise. The fair market value of a share of Stock as of a Date of Grant or Date of Exercise shall be the closing price of a share of Stock as quoted on the New York Stock Exchange on such date. If the Stock of the Company is not admitted for trading on any such date for which the closing price is to be determined, then reference shall be made to the next preceding date on which Stock was so admitted.

i.Stock Purchase Accounts; Stock Certificates. The Company shall cause to be maintained a Stock Purchase Account for each Participant to reflect the whole and partial Stock purchased under the Plan by the Participant. Upon exercise of an Option by a Participant pursuant to Section 5.1(a), the Company shall cause whole and/or partial shares of Stock purchased at that time to be issued to the Participant’s Stock Purchase Account.

ii.Except as provided in Section 6.1, certificates with respect to Stock held in a Participant’s Stock Purchase Account shall be issued only on request by the Participant for a distribution of whole shares. Upon issuance of such a Stock certificate to a Participant, the Participant’s Stock Purchase Account shall be adjusted to reflect the number of shares of Stock distributed to the Participant.

SECTION 6
Withdrawal

a.Rights on Retirement, Death, Termination of Employment. If a Participant retires, dies, or otherwise terminates employment, or if the corporation that employs a participant ceases to be a Participating Subsidiary or Participating Affiliate, as the case may be, then to the extent practicable, no further amounts shall be credited to the Participant’s Periodic Deposit Account from any pay due and owing with respect to the Participant after such retirement, death, or other termination of employment. All amounts credited to such a Participant’s Periodic Deposit Account shall either be returned to the Participant or used on the next Date of Exercise in that Option Period to purchase Stock under Section 4, in either case as determined by the Committee and in accordance with the procedures prescribed by the Committee. Notwithstanding anything in this Plan to the contrary, a Participant’s Option under the 423 Component shall not be exercisable more than three (3) months after the Participant retires or otherwise ceases to be employed by the Company or a Participating Subsidiary, including as a result of the corporation ceasing to be a Participating Subsidiary, except to the extent permitted under Code Section 423(a).

b.Restriction Upon Assignment of Options. An Option granted under the Plan shall not be transferrable other than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant’s interest in the Plan or of his or her Option or of any rights under his or her Option.

c.No Rights of Shareholder Until Exercise of Option. A Participant shall not be deemed to be a shareholder of the Company, nor have any rights or privileges of a shareholder, with respect to the number of shares of Stock subject to an Option. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, the Participant’s Option is exercised pursuant to Section 5.1 and the Stock purchased by the Participant at that time has been credited to the Participant’s Stock Purchase Account.

a.Changes in the Stock; Adjustments of an Option. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets, or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for sale under the Plan, (b) the number and class of shares or other securities that are subject to outstanding Options, and (c) the appropriate market value and other price determinations applicable to Options. The Committee shall make all determinations under this Section 6.4, and all such determinations shall be conclusive and binding. No adjustments to outstanding Options shall be made for dividends paid in the form of stock.

b.Use of Funds; Repurchase of Stock. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. The Company shall not be required to repurchase from any Eligible Employee shares of Stock which such Eligible Employee acquires under the Plan.

SECTION 7
Stock

a.Stock Subject to Plan. Subject to the provisions of Section 6.4 (relating to adjustment upon changes in the Stock), the Stock which may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate seven million five hundred thousand (7,500,000) shares, and may be newly issued shares or treasury shares or shares bought in the market, or otherwise, for purposes of the Plan.

b.Participant’s Interest in Option. The Participant shall have no interest in Stock covered by an Option under the Plan until such Option has been exercised.

c.Registration. Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant or, if the Participant so directs, in accordance with the procedures established by the Committee, in the names of the Participant and one (1) such other person as may be designated by the Participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law. If the Participant was a participant in the Aon 1998 Employee Stock Purchase Plan and directed that shares purchased thereunder be registered in joint tenancy, Stock delivered under this Plan after July 1, 2011 shall automatically be registered in joint tenancy unless such direction is changed by the Participant in accordance with procedures established by the Committee.

d.Dividends. Dividends on Stock purchased under the Plan that is held in a Participant’s account shall be credited to the Participant’s account and paid in cash. Unless the Participant has requested otherwise, cash payment shall occur regardless whether the Participant is currently participating in an Option Period. At the Participant’s request, dividends shall be reinvested unless such reinvestment is prohibited by local law. If the Participant was a participant in the Aon 1998 Employee Stock Purchase Plan prior to July 1, 2011 and elected that dividends be reinvested, such election shall remain in effect after July 1, 2011 unless changed by the Participant in accordance with procedures established by the Committee.

SECTION 8
Administration

a.Administration by Committee.

i.Duties and Powers of the Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to: (1) determine when the initial and subsequent Options Periods shall commence; (2) interpret the Plan and the Options; (3) adopt such rules for the administration, interpretation, and application of the Plan as are consistent with the Plan and, in respect of the 423 Component, Code Section 423; and (4) interpret, amend, or revoke any such rules. In its absolute discretion, the Board of Directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The Committee may delegate any of its responsibilities under the Plan by designating in writing other persons who carry out any or all of such responsibilities.

The Committee may adopt such rules, procedures, and sub-plans as are necessary or appropriate to permit the participation in the Plan by Eligible Employees who are citizens or residents of a non-U.S. jurisdiction and/or employed outside the United States, the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of the provision in Section 7.1 above dealing with the number of shares of Stock reserved for issuance under the Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Code Section 423, any such sub-plan shall be considered part of the Non-423 Component, and rights granted thereunder shall not be required by the terms of the Plan to comply with Code Section 423. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding eligibility to participate, the application of the definition of Eligible Compensation to participants on payrolls outside of the United States, handling of payroll deductions and other contributions, taking of payroll deductions and making of other contributions to the Plan, establishment of bank or trust accounts to hold contributions, payment of interest, establishment of the exchange rate applicable to payroll deductions taken and other contributions made in a currency other than U.S. dollars, obligations to pay payroll tax, determination of beneficiary designation requirements, tax withholding procedures, and handling of stock certificates that vary with applicable local requirements.

ii.Majority Rules. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

iii.Compensation; Professional Assistance. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be in its sole discretion and shall be final and binding upon all Participants, the Company and its Affiliates, and all other interested persons.

SECTION 9
Miscellaneous

a.Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its Affiliates, nor the Committee, nor any person acting on behalf of the Company, any of its Affiliates, or the Committee, shall be liable to any Participant or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest, or other liability asserted by reason of the failure of the Plan or any Option to satisfy the requirements of Code Section 423, or otherwise asserted with respect to any the Plan or any Option.

b.Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant shall have any right to specific assets of the Company in respect of any Option. Participants shall be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.

c.No Rights as an Employee. Nothing in the Plan nor any Option shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Subsidiary or Affiliate or to affect the right of the Company and Subsidiaries and Affiliates to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause, to the extent otherwise permitted under law.

d.Waiver of Jury Trial. By electing to participate in the Plan, each Participant waives (or shall be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding, or counterclaim concerning any rights under the Plan or with respect to any Option, or under any amendment, waiver, consent, instrument, document, or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings, or counterclaim shall be tried before a court and not before a jury. By electing to participate in the Plan, each Participant certifies that no officer, representative, or attorney of the Company or any Affiliate has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding, or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company or any Affiliate and a Participant to agree to submit disputes arising under the terms of the Plan or in respect of any Option to binding arbitration or as limiting the ability of the Company, to the extent permitted under Code Section 423 and applicable law, to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Option hereunder.

e.Amendment of the Plan. The Board may amend, suspend, or terminate the Plan at any time, subject to any shareholder approval required by applicable law, including the Code, or the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading. In connection with any suspension or termination of the Plan, the Board may provide either that outstanding Options shall be exercisable either at the Date of Exercise for the applicable Option Period or on such earlier date as the Board may specify (in which case such earlier date shall be treated as the Date of Exercise for the applicable Option Period), or that the balance of each Participant’s Account shall be returned to the Participant, without interest.

a.Term of the Plan; Expiration. Unless sooner terminated by the Company, the Plan shall terminate upon the earlier of (i) November 20, 2030 or (ii) the date on which all shares available for issuance under the Plan have been sold pursuant to purchase rights exercised under the Plan.

b.Governing Law.

i.Certain Requirements of Corporate Law. Options and shares of Stock shall be granted, issued, and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case, as determined by the Committee.

ii.Other Matters. Except as otherwise provided by the express terms of a sub- plan described in Section 8.1 or as provided in Section 9.7(a), the domestic substantive laws of the State of Illinois shall govern the provisions of the Plan and of Options under the Plan and all claims or disputes arising out of or based upon the Plan or any Option or relating to the subject matter hereof or thereof, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

iii.Jurisdiction. By electing to participate in the Plan, each Participant agrees or shall be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the Northern District of Illinois for the purpose of any suit, action, or other proceeding arising out of or based upon the Plan or any Option; (ii) not commence any suit, action, or other proceeding arising out of or based upon the Plan or any Option, except in the federal and state courts located within the geographic boundaries of the United States District Court for the Northern District of Illinois; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action, or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts or that his or her property is exempt or immune from attachment or execution, that the suit, action, or proceeding is brought in an inconvenient forum, that the venue of the suit, action, or proceeding is improper, or that the Plan or any Option or the subject matter thereof may not be enforced in or by such court.

c.Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary or Affiliate, except to the extent required by law. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary or Affiliate (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or Affiliate or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business, stock, or assets of any corporation, firm, or association.

a.Notices. Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of the Committee and any notice to be given to the Eligible Employee shall be addressed to the Eligible Employee at his or her last address as reflected in the Company’s records. By a notice given pursuant to this paragraph, either party may hereafter designate a different address for notices to be given to it or the Eligible Employee. Any notice which is required to be given to the Eligible Employee shall, if the Eligible Employee is then deceased, be given to the Eligible Employee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this paragraph. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office, branch post office, or other depository regularly maintained by the United States Post Office or postal service of the jurisdiction in which the notice is mailed.

b.Titles; Construction. When used in the Plan, unless otherwise specified, (a) titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan, (b) references to sections are to sections in the Plan, and (c) “including” (and like terms) means “including, but not limited to” (and like terms).
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